                                 Exhibit 10.7
           * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


                                     Lease



                               200 North LaSalle
                               Chicago, Illinois



           * * * * * * * * * * * * * * * * * * * * * * * * * * * * *


                                    Between



                       Focal Communications Corporation
                                   (Tenant)



                                      and



                        Teachers Insurance and Annuity
                            Association of America
                                  (Landlord)

                                     Lease
                               200 North LaSalle
                               Chicago, Illinois

                               Table of Contents

                                                                                   Page
                                                                                   ----
1.   LEASE AGREEMENT...............................................................1

2.   RENT..........................................................................2
     A.   Types of Rent............................................................2
          (1)  Base Rent...........................................................2
          (2)  Operating Cost Share Rent...........................................2
          (3)  Tax Share Rent......................................................2
          (4)  Additional Rent.....................................................2
          (5)  Rent................................................................2
     B.   Payment of Operating Cost Share Rent and Tax Share Rent..................2
          (1)  Payment of Estimated Operating Cost Share Rent and Tax Share
               Rent................................................................2
          (2)  Correction of Operating Cost Share Rent.............................3
          (3)  Correction of Tax Share Rent........................................3
     C.   Definitions..............................................................3
          (1)  Taxes...............................................................3
          (3)  Fiscal Year.........................................................6
     D.   Computation of Base Rent and Rent Adjustments............................6
          (1)  Prorations..........................................................6
          (2)  Default Interest....................................................6
          (3)  Intentionally deleted...............................................6
          (4)  Books and Records...................................................6
          (5)  Miscellaneous.......................................................7

3.   PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF
     PREMISES......................................................................7
     A.   Condition of Premises....................................................7
     B.   Tenant's Possession......................................................7
     C.   Maintenance..............................................................7
     D.   Ownership of Improvements................................................7
     E.   Removal at Termination...................................................8

4.   PROJECT SERVICES..............................................................8
     A.   Heating and Air Conditioning.............................................8
     B.   Elevators................................................................8
     C.   Electricity..............................................................8

     E.    Janitorial Service................................................  9
     F.    Telephone Service.................................................  9
     G.    Natural Gas.......................................................  9
     H.    Interruption of Services..........................................  9

5.   ALTERATIONS AND REPAIRS................................................. 10
     A.    Landlord's Consent and Conditions................................. 10
     B.    Electronic Systems................................................ 11
     C.    Damage to Systems................................................. 11
     D.    No Liens.......................................................... 11

     6.    USES OF PREMISES.................................................. 11

7.   GOVERNMENTAL REQUIREMENTS AND BUILDING RULES............................ 13

8.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE............................ 14
     A.    Waiver of Claims.................................................. 14
     B.    Indemnification................................................... 14
     C.    Insurance Coverage................................................ 14
     D.    Insurance Certificates............................................ 14

9.   FIRE AND OTHER CASUALTY................................................. 15
     A.    Termination....................................................... 15
     B.    Restoration....................................................... 15

10.  EMINENT DOMAIN.......................................................... 15

11.  RIGHTS RESERVED TO LANDLORD............................................. 15
     A.    Name.............................................................. 15
     B.    Signs............................................................. 16
     C.    Window Treatments................................................. 16
     D.    Service Contracts................................................. 16
     E.    Keys.............................................................. 16
     F.    Access............................................................ 16
     G.    Preparation for Reoccupancy....................................... 16
     H.    Heavy Articles.................................................... 16
     I.    Show Premises..................................................... 16
     J.    Restrict Access................................................... 16
     K.    Intentionally deleted............................................. 16
     L.    Use of Lockbox.................................................... 16
     M.    Repairs and Alterations........................................... 17
     N.    Landlord's Agents................................................. 17
     O.    Building Services................................................. 17
     P.    Other Actions..................................................... 17

12.  TENANT'S DEFAULT......................................................  17
     A.   Rent Default.....................................................  17
     B.   Assignment/Sublease or Hazardous Substances Default..............  17
     C.   Other Performance Default........................................  17
     D.   Credit Default...................................................  18

13.  LANDLORD REMEDIES.....................................................  18
     A.   Termination of Lease or Possession...............................  18
     B.   Lease Termination Damages........................................  18
     C.   Possession Termination Damages...................................  18
     D.   Landlord's Remedies Cumulative...................................  19
     E.   WAIVER OF TRIAL BY JURY..........................................  19
     F.   Litigation Costs.................................................  19

14.  SURRENDER.............................................................  19

15.  HOLDOVER..............................................................  19

16.  SUBORDINATION TO GROUND LEASES AND MORTGAGES..........................  20
     A.   Subordination....................................................  20
     B.   Termination of Ground Lease or Foreclosure of Mortgage...........  20
     C.   Security Deposit.................................................  20
     D.   Notice and Right to Cure.........................................  20
     E.   Definitions......................................................  20

17.  ASSIGNMENT AND SUBLEASE...............................................  21
     A.   Consent Required.................................................  21
     C.   Chance of Management or Ownership................................  22
     D.   Excess Payments..................................................  22

18.  CONVEYANCE BY LANDLORD................................................  22

19.  ESTOPPEL CERTIFICATE..................................................  22

20.  SECURITY DEPOSIT......................................................  22

21.  FORCE MAJEURE.........................................................  23

22.  Intentionally deleted.................................................  23

23.  NOTICES...............................................................  23
     A.   Landlord.........................................................  24
     B.   Tenant...........................................................  24

24.  QUIET POSSESSION......................................................  24
25.  REAL ESTATE BROKER....................................................  24

26.  MISCELLANEOUS.........................................................  24
     A.   Successors and Assigns...........................................  24
     B.   Date Payments Are Due............................................  24
     C.   Meaning of "Landlord", "ReEntry, "including" and "Affiliate".....  25
     D.   Time of the Essence..............................................  25
     E.   No Option........................................................  25
     F.   Severability.....................................................  25
     G.   Governing Law....................................................  25
     H.   Lease Modification...............................................  25
     I.   No Oral Modification.............................................  25
     J.   Landlord's Right to Cure.........................................  25
     K.   Cautions.........................................................  25
     M.   Landlord's Enforcement of Remedies...............................  25
     N.   Entire Agreement.................................................  26
     O.   Landlord's Title.................................................  26
     P.   Light and Air Rights.............................................  26
     Q.   Consents.........................................................  26
     R.   Singular and Plural..............................................  26
     S.   No Recording by Tenant...........................................  26
     T.   Exclusivity......................................................  26
     U.   No Construction Against Drafting Party...........................  26
     V.   Survival.........................................................  26
     W.   Rent Not Based on Income.........................................  26
     X.   Building Manager and Service Providers...........................  26
     Y.   Interest on Late Payments........................................  27

27.  UNRELATED BUSINESS INCOME.............................................  27

28.  HAZARDOUS SUBSTANCES..................................................  27

29.  EXCULPATION...........................................................  27

30.  BASE RENT.............................................................  27

32.  TENANT'S IMPROVEMENTS PRIOR TO THE COMMENCEMENT DATE................... 30

APPENDIX A - PLAN OF THE PREMISES

APPENDIX A-1 - LOCATION OF GENERATOR

APPENDIX B - CLEANING SCHEDULE

APPENDIX C - RULES AND REGULATIONS

APPENDIX D - [Intentionally Deleted]

APPENDIX E - MORTGAGES CURRENTLY AFFECTING THE PROJECT

                                     LEASE

                               200 NORTH LASALLE
                               CHICAGO, ILLINOIS



     THIS LEASE (the "Lease") is made as of December 31, 1996 between Teachers Insurance and Annuity Association of America, a New York corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the building (the "Building") known as "200 North LaSalle Street" and the land (the "Land") located at the northwest corner of Lake and LaSalle Streets, Chicago, Illinois. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

     The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.


                                    SCHEDULE

1.   TENANT:  Focal Communications Corporation.
2.   PREMISES:  A portion of the lower level.
3.   RENTABLE SQUARE FEET OF THE PREMISES:  Approximately 10,236 square feet.
4. TENANT'S PROPORTIONATE SHARE: 1.6438% (based upon a total of 622,667 rentable square feet in the Building).
5.   SECURITY DEPOSIT:  A Letter of Credit with a face amount of $115,000.
6.   TENANT'S IMPROVEMENTS:  See Section 32.
7. TENANT'S ADDRESS FOR NOTICES BEFORE POSSESSION DATE: 300 West Washington, Suite 1408, Chicago, Illinois 60606.
8.   TENANT'S REAL ESTATE BROKER FOR THIS LEASE:  The Galbreath Company.
9.   COMMENCEMENT DATE:  See Section 32.
10. TERMINATION DATE/TERM: January 31, 2006; Ten (10) years after the Commencement Date.
11.  BASE RENT:  See Section 30.
12.  RENT ABATEMENT:  Two (2) months of Base Rent.
13.  BASE OPERATING COSTS:  Operating Costs for the year 1997.
14.  BASE TAXES:  Taxes for the year 1997.
15.  GUARANTOR:  None.

     1. LEASE AGREEMENT. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

     2.   RENT.

          A.   Types of Rent. Tenant shall pay the following Rent in the form of
               -------------
a check to Landlord's building manager at the office of the Building, or in such other manner as Landlord may notify Tenant:

               (1) Base Rent in monthly installments in advance on or before the
                   ---------
     first day of this Lease and the first day of each month of the Term thereafter in the amount set forth in Section 30.

               (2) Operating Cost Share Rent in an amount equal to the Tenant's
                   -------------------------
     Proportionate Share of the excess (the "Excess Operating Costs") of Operating Costs for the applicable fiscal year of the Lease over Base Operating Costs, paid monthly in advance in an estimated amount. Definitions of Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

               (3) Tax Share Rent in an amount equal to the Tenant's
                   --------------
     Proportionate Share of the excess (the "Excess Taxes") of Taxes for the applicable fiscal year of this Lease over the Base Taxes, paid monthly in advance in an estimated amount. Definitions of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

               (4) Additional Rent in the amount of all costs, expenses,
                   ---------------
     liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

               (5) Rent as used in this Lease means Base Rent, Operating Cost
                   ----
     Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind.

          B.   Payment of Operating Cost Share Rent and Tax Share Rent.
               -------------------------------------------------------

               (1) Payment of Estimated Operating Cost Share Rent and Tax Share
                   ------------------------------------------------------------
     Rent. Landlord shall estimate the Operating Costs and Taxes of the Project
     ----
     each fiscal year, generally after the beginning of the year. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

               Within ten (10) days after notice from Landlord setting forth (a) an estimate of Operating Costs for a particular fiscal year, (b) the Base Operating Costs, and (c) the resulting estimate of Excess Operating Costs for such fiscal year, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such estimated Excess Operating Costs for such fiscal year, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. Thereafter on the first day of each month, Tenant shall pay monthly until a new estimate of Operating Costs is applicable, one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Operating Costs.

               Within ten (10) days after notice from Landlord setting forth (a) an estimate of Taxes for a particular fiscal year, (b) the Base Taxes, and
     (c) the resulting estimate of Excess Taxes, Tenant shall pay Landlord an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of such estimated Excess Taxes, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment, including the current month, minus payments previously made by Tenant for the months elapsed. Thereafter on the first day of each month, Tenant shall pay monthly until a new estimate of Taxes is applicable, one-twelfth (l/12th) of Tenant's Proportionate Share of the estimated Excess Taxes.

               (2) Correction of Operating Cost Share Rent. As soon as
                   ---------------------------------------
     reasonably possible after the end of each fiscal year, Landlord shall deliver to Tenant a report for such year (the "Operating Cost Report") setting forth (a) the actual Operating Costs incurred, (b) the Base Operating Costs, (c) the amount of Operating Cost Share Rent due from Tenant, and (d) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's next month's payment of Operating Cost Share Rent, refunding any overage directly to Tenant.

               (3) Correction of Tax Share Rent. As soon as reasonably possible
                   ----------------------------
     after the end of each fiscal year, Landlord shall deliver to Tenant a report for such fiscal year (the "Tax Report") setting forth (a) the actual Taxes, (b) the Base Taxes, (c) the amount of Tax Share Rent due from Tenant, and (d) the amount of Tax Share Rent paid by Tenant. Within twenty
     (20) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any the excess as a credit against Tenant's next month's payment of Tax Share Rent, refunding any overage to Tenant.

          C.   Definitions.
               -----------

               (1) Taxes. "Taxes" means any and all taxes, assessments and
                   -----
     charges of any kind, general or special, ordinary or extraordinary, levied by any governmental entity, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all legal fees and other costs and expenses paid by Landlord in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

               For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

               Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

               (2) Operating Costs. "Operating Costs" means (except as provided
                   ---------------
     herein) 100% of the actual expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the ownership, leasing, management, maintenance, operation and repair of any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall not include (a) costs of alterations of tenant premises; (b) costs of capital improvements, except those intended to reduce Operating Costs, and those made to keep the Project in compliance with governmental requirements applicable from time to time, amortized by Landlord in accordance with sound accounting and management principles; (c) interest and principal payments on mortgages or any other debt costs, or rental payments on any ground lease of the Project ("Ground Lease"); (d) real estate brokers' leasing commissions; (e) any cost or expenditure for which Landlord is reimbursed by insurance proceeds or otherwise, except by Operating Cost Share Rent; (f) the cost of any service furnished to any office tenant of the Project which Landlord does not make available to Tenant; (g) depreciation or amortization of any improvements, except as specifically set forth in this Lease; (h) costs of repairs, alterations or replacements caused by the exercise of the rights of imminent domain to the extent Landlord receives net condemnation proceeds therefor; (i) costs of electricity for individual tenant spaces,
     (j) costs of any special services rendered or costs reimbursed to other tenants which are not generally reimbursed or rendered to either retail or office tenants in the Building; (k) costs and expenses incurred in connection with leasing space in the Building, such as legal fees for the preparation of leases, tenant allowances, space planner fees and advertising and promotional expenses (1) court costs and legal fees incurred with regard to enforcing the obligations of tenants under other leases; (m) any expenses for services or items for which Tenant directly reimburses Landlord (other than as a component of Operating Expenses) or pays to third parties at Landlord's request; (n) costs and expenses incurred as a result of a violation by Landlord of the terms and conditions of any lease in the Building or of any law, statute or ordinance, or any debt agreement or ground lease; (o) costs and expenses of relocation of any tenants in the Building; (p) costs, fines or penalties incurred due to violation by Landlord of any governmental rule or law except as incurred by Landlord in challenging any law; (q) overhead and profit paid to subsidiaries of Landlord or entitles under common control with Landlord for services on or to the Building, but only to the extent that the cost of such services exceeds normal rates being paid for such services by owners of other first class office buildings in the Chicago metropolitan area; (r) wages, salaries or fringe benefits related to any employee above the rank of Building manager; (s) amounts of any political and charitable contributions paid by Landlord; (t) compensation paid to clerks or attendants in commercial concessions operated by Landlord, if any, except that Operating Expenses shall include such compensation if landlord deducts from the computation of Operating Expenses any profits derived by Landlord from such concession; (u) rentals or other related expenses incurred by Landlord in leasing Building systems and major Building components; and (v) costs of acquiring sculptures, paintings or other objects of art for the Building.

               If the Project is not fully leased during any portion of any fiscal year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully leased. For example, assume (i) the Building has ten floors;
     (ii) the Tenant occupies one floor and Tenant's Proportionate Share is ten percent (10%); (iii) the other nine floors are vacant; (iv) the cost of providing a particular service for Tenant's floor is $1,000. If Tenant paid Tenant's Proportionate Share of that cost, Tenant would pay $100. Instead, Landlord shall estimate the cost of such service for the Building if it were one hundred percent (100%) leased. Landlord would take into account any economies of scale; for example, the cost for the entire Building might be $9,000. The Landlord's estimate ($9,000) minus the actual cost incurred by the Landlord ($1000) equals the Equitable Adjustment ($8000). The Equitable Adjustment is added to the actual cost and Tenant pays Tenant's Proportionate Share of the total; in this example, Tenant would pay $9,000 times 10% or $900. This Equitable Adjustment shall apply only to Operating Costs which are variable and therefore increase as leasing of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

               If Landlord does not furnish any particular service whose cost would have constituted an Operating Cost to a tenant who has undertaken to perform such service itself, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

               "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

               (3) Fiscal Year. "Fiscal Year" means the calendar year, except
                   -----------
     that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

          D.   Computation of Base Rent and Rent Adjustments.

               (1) Prorations.  If this Lease begins on a day other than the
                   ----------
     first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

               (2) Default Interest.  Any sum due from Tenant to Landlord not
                   ----------------
     paid when due shall bear interest from the date due until paid at the annual rate equal to the greater of: (i) twelve percent (12%), or (ii) five percent (5%) plus the "Corporate Base Rate" at the time of such nonpayment. "Corporate Base Rate" means the rate of interest most recently announced by the First National Bank of Chicago, or its successor (the "First") as its corporate base rate. If the First ceases to use the term corporate base rate, then the Corporate Base Rate shall be the rate used by the First as a base rate of interest for commercial loans, however this rate is designated by the First. A certificate by an officer of the First stating the corporate base rate (or such designated rate) in effect shall be conclusive evidence thereof.

               (3)  Intentionally deleted.

               (4) Books and Records. Landlord shall maintain books and records
                   -----------------
     reflecting the Operating Costs and Taxes in accordance with sound accounting and management practices. Tenant, and its agents and representatives, may inspect Landlord's records at Landlord's office upon one day's prior notice during normal business hours during the thirty (30) days following delivery of either the Operating Cost Report or the Tax Report. Tenant and any agent or representative must agree, in their contract for such services, that the results of any such inspection shall be kept entirely confidential and shall specifically not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within said thirty (30) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord shall cause its independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Tenant shall pay the cost of such certification unless Landlord's original determination of annual Operating Costs or Taxes was in error by more than five percent (5%).

               (5) Miscellaneous.  So long as Tenant is in default of any
                   -------------
     obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlords notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent or Tax Share Rent, without payment of interest.

     3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

          A.   Condition of Premises.  Except to the extent of the Tenant
               ---------------------
Improvements item on the Schedule, Landlord is leasing the Premises to Tenant "As Is," without any representations or warranties, including any express or implied warranties of merchantability, fitness or habitability, and without any obligation to alter, remodel, improve, repair, decorate or clean any part of the Premises.

          B.   Tenant's Possession.  Tenant's taking possession of any portion
               -------------------
of the Premises shall be conclusive evidence that such portion was in good order, repair and condition. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in Section 2A prorated for any partial month.

          C.   Maintenance.  Throughout the Term, Tenant shall maintain the
               -----------
Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

          D.   Ownership of Improvements.  All Work as defined in Section 5, 1
               -------------------------
partitions, hardware, and all fixtures except Trade Fixtures (defined below), constructed in the Premises by either Landlord or Tenant, shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, or requires Tenant to remove any such item at the termination of the Lease or of Tenant's right to possession. "Trade Fixtures" shall include all major equipment and material used to provide telephone service and operate a telephone company, including the Generator and Equipment (defined in Section 6).

          E.   Removal at Termination.  Tenant shall remove its trade fixtures
               ----------------------
furniture, moveable equipment and other personal property from the Premises upon the termination of this Lease or Tenant's right of possession. If Tenant does not, then Tenant shall be conclusively presumed to have, at Landlord's election
(i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of any part thereof in any manner without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses) incurred for disposition.

     4.   PROJECT SERVICES.

          Landlord shall furnish the following services (except as provided below):

          A.   Heating and Air Conditioning.   During the normal business hours
               ----------------------------
of 8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturday, Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's judgment, for normal business operations, except to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. Tenant may install supplementary air conditioning units in the Premises, and Tenant shall pay the cost of installation, operation and maintenance thereof. Landlord reserves the right to install additional or supplementary air conditioning systems at Tenant's sole cost and expense if Tenant's use of the Premises or use of electrical equipment adversely affects any other tenant in the Building, and to charge Tenant for any additional expenses in connection with the Building's water cooling system (including costs of expanding the existing system) if Tenant's use of cooling water exceeds a 75 ton capacity.

          Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord at least twenty-four (24) hours' notice, and pays Landlord all then current charges for such additional heating or air conditioning.

          B.   Elevators.  Landlord shall provide passenger elevator service
               ---------
during normal business hours to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service at other times, except in case of an emergency. Landlord shall provide freight elevator service at reasonable hours at Tenant's request, subject to scheduling by the Landlord and payment for the service by Tenant.

          C.   Electricity.  Landlord shall pay for the electricity required for
               -----------
the operation of the heating and air conditioning systems in the Premises during the hours specified in Section 4A above, and shall include such payment in Operating Costs. All other electricity used in the Premises shall be supplied by the electricity company through a separate meter and paid for by Tenant. Tenant shall pay for the installation of any sub-meter required on any floor of its Premises. Any decrease or discontinuance of electric service shall not affect the parties' rights and obligations under this Lease. Tenant shall not use electricity at a rate which causes the use by all tenants to exceed the capacity of the Building or the risers or wiring to the Premises.

Landlord shall at Tenant's expense maintain the light fixtures and install lamps, bulbs, ballasts and starters in the Premises.

          Tenant shall pay for all electricity required for janitorial service, for alterations and repairs to the Premises, to run its Equipment (as defined herein) and for the operation of any supplementary air conditioning or ventilating system required for its equipment (including the Generator (as defined herein) and the Equipment).

          D.   Water.  Landlord shall furnish (i) tap water for dishwasher and
               -----
computer room purposes, (ii) cold water for drinking and toilet purposes, and
(iii) cold and hot water for lavatory purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at rates fixed by Landlord. Tenant shall not permit water to be wasted.

          E.   Janitorial Service. Landlord shall furnish janitorial service as
               ------------------
set forth in Appendix B. Tenant may obtain supplementary janitorial service only at its sole cost and responsibility, with employees or contractors satisfactory to Landlord, and subject to Landlord's prior written consent, which may be withheld in Landlord's discretion.

          F.   Telephone Service. Tenant shall arrange for telephone service in
               -----------------
the Premises and shall pay all of costs and charges associated therewith.

          G.   Natural Gas. Tenant shall arrange for natural gas service for the
               -----------
Premises for the purpose of running its Generator and shall pay all of the costs and charges associated therewith.

          H.   Interruption of Services. No interruption of services caused by
               ------------------------
repairs, replacements, or alterations to the service system, or by any other cause beyond the reasonable control of Landlord, shall be deemed an eviction or disturbance of Tenant's possession of any part of the Premises, or render Landlord liable to Tenant for damages, or otherwise affect the rights and obligations of Landlord and Tenant under this Lease. However, the rent otherwise payable under this Lease shall abate in the manner described in the last sentence of this paragraph if all of the following conditions are met: (i) if Landlord ceases to furnish any service in the Building as a result of a condition which affects only the Building (i.e. which does not affect office buildings in general in the vicinity of the Building); and (ii) if Tenant notifies Landlord in writing within one (1) business days after such cessation; and (iii) if such cessation is not caused by Force Majeure (as defined in Section 21 of this Lease); and (iv) if such cessation has not arisen as a result of an act or omission of Tenant; and (v) as a result of such cessation, the Premises (or a material portion thereof) is rendered untenantable (meaning that Tenant is unable to use such space in the normal course of its business) and Tenant in fact so ceases to use such space in the manner used prior to such cessation. As Tenant's sole and exclusive remedy for such cessation, on the sixth day after all of the foregoing conditions have been met, the rent payable hereunder shall be equitably abated based upon the percentage of the space in the Premises so rendered untenantable and not being so used by Tenant, and such abatement shall continue until the date the Premises become tenantable again.

     5.   ALTERATIONS AND REPAIRS.

          A.   Landlord's Consent and Conditions.  Tenant shall not make any
               ---------------------------------
improvements or alterations to the Premises which (i) impact the base structural components or the heating, air conditioning, ventilation, electrical, plumbing or mechanical systems (collectively, the "Systems") of the Building (although Tenant may bolt its Equipment and furniture to the floor of the Premises provided such bolting does not impact the foregoing) or (ii) impact any other tenant's premises (collectively, the "Systems/Structure Work"), without submitting plans and specifications therefor to Landlord, and obtaining Landlord's prior written consent thereto (which consent Landlord may withhold in its sole discretion). Tenant shall not make any improvements or alterations in or additions, changes or installations to the Premises which are not deemed Systems/Structure Work pursuant to this Section 5A, without submitting plans and specifications therefor to Landlord, and obtaining Landlord's prior written consent thereto (which consent shall not be unreasonably withheld), if (a) the cost thereof, excluding installation of telephone switching equipment, is in excess of $8,000.00, or (b) such improvements, alterations, additions, changes or installations are visible from outside the Premises (collectively, the "Non-Systems Work"). Tenant shall be allowed to make any improvements or alterations in or additions, changes or installations to the Premises which are not deemed Systems/Structure Work or Non-Systems Work pursuant to this Section 5A without Landlord's consent (collectively, the "Non-Consent Work."). For purposes of this Lease, Systems/Structure Work, Non-Systems Work and Non-Consent Work are sometimes collectively referred to herein as the "Work". Landlord hereby agrees to inform Tenant of its approval or disapproval of any such Systems/Structure Work or NonSystems Work within fifteen (15) days after receipt of a complete set of plans and specifications therefor. Tenant shall pay Landlord's out of pocket expenses for review of the plans and all other items submitted by Tenant. At Tenant's option, the Work shall be performed by Landlord's employees or contractors. All Work shall become the property of Landlord upon its installation, except for Tenant's Trade Fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease. The following requirements shall apply to all Work:

               (1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and, if Landlord's contractors are to perform any Work, at Landlord's request, security for payment of all costs.

               (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

               (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all insurance requirements and all applicable laws, ordinances and regulations.

               (4) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed the lesser of fifteen percent
     (15) or $5,000.00, if Tenant's employees or contractors perform the Work.

               (5) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials.

          B.   Electronic Systems.  If Tenant notifies Landlord that Tenant
               ------------------
requires additional electrical or cable capacity for telegraph, telephone, burglar alarm, computer, or signal service Landlord shall direct how the installation shall be done. Tenant shall make no installation of any kind (other than as may be required from time to time in the normal course of Tenant's business and provided the same does not adversely affect any other tenant or Landlord's operation of the Building) except in accordance with Landlord's direction. At Landlord's election, Landlord may make the installation itself. Tenant shall pay for the entire cost of both the installation and the service.

          C.   Damage to Systems.  If any part of the mechanical, electrical or
               -----------------
other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or other governmental authority. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable on demand by Tenant.

          D.   No Liens.  Tenant has no authority to cause or permit any lien or
               --------
encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable on demand by Tenant.

     6. USES OF PREMISES. Tenant shall use the Premises only for (i) executive and general administrative offices; and (ii) operating a telephone switching center (the "Switching Center") through which Tenant will provide telephone services to clients within an approximate

600-mile radius of the Building. As part of the Switching Center, Tenant may, at Tenant's sole cost and expense, install, operate and maintain in the Premises an auxiliary power generator run on natural gas (the "Generator"), and a variety of telecommunications equipment (the "Equipment"). The placement and manner of installation of the Generator and Equipment shall be mutually agreed upon by Tenant and Landlord, provided, however, that the Generator shall be located in the place shown on Appendix A-1. Tenant shall provide evidence satisfactory to the Landlord that the Generator and Equipment will comply with the Chicago Zoning Code and Building Ordinance and any other applicable governmental requirements, and that neither the Generator nor the Equipment will increase the costs of Landlord's insurance on the Project or Tenant shall pay such increases immediately upon demand by Landlord. Tenant shall comply with Section 5 hereof in installing the Generator and Equipment. Tenant shall be fully responsible for any injury to person or property arising out of the installation, presence or operation of the Generator and Equipment. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other Tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises. Tenant shall not place vending or dispensing machines of any kind in the Premises.

          Notwithstanding the foregoing, provided Tenant constructs a cinder block or suitable housing for its Generator to act as a noise buffer and Landlord approves such housing, Tenant may test its Generator one time per week for up to sixty minutes between the following hours only: 12:00 a.m. to 6:00 a.m. Friday; 6:00 p.m. Friday to 6:00 a.m. Saturday; and 6:00 p.m Saturday to 6:00 a.m. Sunday. Tenant shall bear all costs expenses and liabilities (including the cost of Landlord's reasonable attorney's fees) for the violation of any federal, state or local laws or ordinances associated with the operation of the Generator.

          Tenant shall not permit or cause any party (including Tenant) to bring any Hazardous Substance upon the Premises or to possess, use, store, handle, generate, treat, dispose of, or release any Hazardous Substance on or about the Premises; provided, however, that Tenant may, under the following conditions, store and use de minimis quantities of Hazardous Substances that are normally used in the ordinary course of running an administrative office business and small quantities of Absolyte IIP batteries necessary to run Tenant's Equipment:
(i) Tenant's storage and use of such Hazardous Substances does not violate any federal, state or local laws, ordinances or regulations; (ii) Tenant transports all such Hazardous Substances in and out of the Building and the Premises via the loading dock and the freight elevator, and by no other route whatsoever;
(iii) if the presence of such Hazardous Substances in the Building causes Landlord to pay increased insurance premiums, Tenant bears the total cost of such increased insurance premiums; (iv) all such Hazardous Substances are properly stored, used and disposed of by Tenant; and (v) no disposal of Hazardous Substances by or on behalf of Tenant occurs on or at the Project. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Substances released on or from the Project by Tenant, its agents, employees, contractors, subtenants, or invitees. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture, disposal, or release of Hazardous Substances on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

          Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees) which are brought or recoverable against, or suffered or incurred by, Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Section 6 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Section 6 shall survive any termination of this Lease.

          At the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall: (i) remove and dispose off-site any Hazardous Substances and any drums, containers, receptacles, structures, or tanks storing or containing Hazardous Substances (or which have stored or contained Hazardous Substances) and the contents thereof; and (ii) restore the Premises to its original condition. Such activities shall be performed in compliance with all Environmental Requirements and to the satisfaction of Landlord. Landlord's satisfaction with such activities or the condition of the Premises does not waive, or release Tenant from, any obligations hereunder.

     7. GOVERNMENTAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all governmental laws or regulations applying to its use of the Premises. Tenant shall also comply with all rules established for the Project from time to time by Landlord. The present rules are contained in Appendix C. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way.

     8.   WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

          A.   Waiver of Claims.  To the extent permitted by law, Tenant waives
               ----------------
any claims it may have against the Landlord or its officers, directors, agents, contractors or employees for business interruption, damage to property, or any other loss sustained by Tenant as the result of any accident or occurrence in the Project or of any part of the Building becoming in disrepair.

          B.   Indemnification.  Tenant shall indemnify, defend and hold
               ---------------
harmless Landlord and its directors, officers, employees, agents and contractors against any claims by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises or from any other act or omission of Tenant or any of Tenant's employees, agents, invitees or contractors.

          C.   Insurance Coverage.  Tenant shall maintain insurance customary
               ------------------
for an office tenant, with such terms, coverages and insurers, as Landlord shall reasonably require from time to time. Initially, such insurance shall include:

               (1) Comprehensive General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000), and
     (d) Landlord and Landlord's building manager named as additional insureds.

               (2) Insurance against "All Risks" of physical loss covering the replacement cost of all of Tenant's fixtures and personal property. Tenant's property insurance shall include a waiver of subrogation.

Tenant's insurance shall be primary and not contributory.

          Landlord shall carry insurance policies in amounts and on terms and conditions which are normally carried by reasonably prudent owners similar in size and composition to Landlord of properties similar to the Project.

          The insurance policies obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against.

          D.   Insurance Certificates.  Tenant shall deliver to Landlord
               ----------------------
certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for the thirty (30) days prior written notice of cancellation to Landlord and Tenant.

     9.   FIRE AND OTHER CASUALTY.

          A.   Termination.  If a fire or other casualty causes substantial
               -----------
damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant, the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds eighteen (18) months from the date of the architects certification, or two (2) months from the beginning of the restoration if the restoration would begin during the last eighteen (18) months of the Lease, then in the case of the Premises, either Landlord or Tenant may terminate this lease, and in the case of the Building, Landlord may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architects certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, within an abatement for any portion of the space which has been untenantable after the casualty.

          B.   Restoration.  If a casualty causes damage to the Building or the
               -----------
Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current governmental requirements. Tenant shall replace its damaged personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty and Landlord's rent loss insurance would not provide coverage if the Rent were abated.

     10. EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by each party.

     11.  RIGHTS RESERVED TO LANDLORD.

          Landlord may exercise at any time and of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

          A.   Name.  To change the name or street address of the Building or
               ----
the suite numbers of the Premises.

          B.   Signs.  To install and maintain any signs on the exterior and in
               -----
the interior of the Building, and to approve at its discretion prior to installation any of the Tenants signs in the Premises visible from the common areas or the exterior of the Building.

          C.   Window Treatments.  To approve, at its discretion, prior to
               -----------------
installation any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building.

          D.   Service Contracts.  To enter into service contracts with all
               -----------------
providers furnishing ice and drinking water, towels, toilet supplies, shoe shines, sign painting, beverage or food services, or other services to the Premises, provided that the rates charged are reasonably competitive for office buildings in the Chicago area.

          E.   Keys.  To retain and use passkeys to enter the Premises or any
               ----
door within the Premises, provided Landlord shall only exercise this right in the event of an emergency or upon 24 hours notice to Tenant and while accompanied by a representative of Tenant. Tenant shall not alter or add any lock or bolt.

          F.   Access. To have access to inspect the Premises, and to perform
               ------
its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease, provided Landlord shall only exercise this right in the event of an emergency or upon 24 hours notice to Tenant and while accompanied by a representative of Tenant.

          G.   Preparation for Reoccupancy.  To decorate, remodel, repair, alter
               ---------------------------
or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

          H.   Heavy Articles.  To approve the weight, size, placement and time
               --------------
and manner of movement within the Building of any safe or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

          I.   Show Premises.  To show the Premises to prospective purchasers or
               -------------
brokers at any reasonable time, and to prospective tenants during the final year of the Term, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

          J.   Restrict Access.  To restrict access to the Project during such
               ---------------
hours as Landlord shall determine, so long as Landlord shall admit Tenant at all times, subject to appropriate regulation by Landlord.

          K.   Intentionally deleted.
               ---------------------

          L.   Use of Lockbox.  To designate a lockbox collection agent for
               --------------
collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, if Tenant is in default under this Lease, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

          M.   Repairs and Alterations.  To make repairs or alterations to the
               -----------------------
Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way.

          N.   Landlord's Agents.  If Tenant is in default under this Lease,
               -----------------
possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlords agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

          O.   Building Services.  To install use and maintain through the
               -----------------
Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

          P.   Other Actions.  To take any other action which Landlord deems
               -------------
reasonable in connection with the operation, maintenance or preservation of the Building.

     12.  TENANT'S DEFAULT

     Any of the following shall constitute a default by Tenant:

          A.   Rent Default.  Tenant fails to pay any Rent when due, and in the
               ------------
case of the second such failure in any 12 consecutive months, this failure continues for five days after written notice from Landlord;

          B.   Assignment/Sublease or Hazardous Substances Default.  Tenant
               ---------------------------------------------------
defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances;

          C.   Other Performance Default.  Tenant fails to perform any other
               -------------------------
obligation to Landlord under this Lease, and, in the case of only the first such failure in any twelve consecutive months, this failure continues for seven days after written notice from Landlord, except that if Tenant begins to cure its failure within the seven day period but cannot reasonably complete its cure within such period, then the seven-day period shall be extended to ninety days, or such lesser period as is reasonably necessary to complete the cure;

          D.   Credit Default.  One of the following credit defaults occurs:
               --------------

               (1) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

               (2) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

               (3) Any third party obtains a levy or attachment under process of law against Tenant 'a leasehold interest, unless same is cured by Tenant within seven days after notice of said levy or attachment, except that if Tenant begins to cure the levy or attachment within the seven day period but cannot reasonably complete its cure within such period, then the seven-day period shall be extended to fortyfive, or such lesser period as is reasonably necessary to complete the cure.

     13.  LANDLORD REMEDIES.

          A.   Termination of Lease or Possession.  If Tenant defaults, Landlord
               ----------------------------------
may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

          B.   Lease Termination Damages.  If Landlord terminates the Lease,
               -------------------------
Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account reletting expenses and market concessions, both discounted to present value at the rate of five (5) percent per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting. Landlord shall have a reasonable duty to mitigate its damages under this Lease.

          C.   Possession Termination Damages.  If Landlord terminates Tenant's
               ------------------------------
right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

          D.   Landlord's Remedies Cumulative.  All of Landlord's remedies under
               ------------------------------
this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of an obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment.

          E.   WAIVER OF TRIAL BY JURY.  EACH PARTY WAIVES TRIAL BY JURY IN THE
               -----------------------
EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURTS LOCATED IN CHICAGO, ILLINOIS, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

          F.   Litigation Costs.  Tenant shall pay Landlord's attorneys' fees
               ----------------
and other costs in enforcing this Lease, whether or not suit is filed.

     14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

     15. HOLDOVER. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay Base Rent at 150' of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. If Tenant holds over for more than one month, Tenant shall also pay Landlord all of Landlord's direct and consequential damages, and in addition, if Landlord so elects by notice to Tenant, such holdover shall constitute a renewal of this Lease for one year at the then current market rate as determined by Landlord but in no event less than the Rent payable immediately prior to such holdover. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

     16.  SUBORDINATION TO GROUND LEASES AND MORTGAGES.

          A.   Subordination.  This Lease shall be subordinate to any present or
               -------------
future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination.

          B.   Termination of Ground Lease or Foreclosure of Mortgage.  If any
               ------------------------------------------------------
ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn. In connection with Tenant's attornment, Landlord shall use its best efforts to provide Tenant with a non-disturbance agreement.

          C.   Security Deposit.  Any ground lessor or mortgagee shall be
               ----------------
responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

          D.   Notice and Right to Cure. The Project is subject to any ground
               ------------------------
lease and mortgage identified with name and address of ground lessor or mortgagee in any Appendix to this Lease. Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

          E.   Definitions.  As used in this Section 16, "mortgage" shall
               -----------
include "trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

     17.  ASSIGNMENT AND SUBLEASE.

          A.   Consent Required.  Tenant shall not, without the prior consent of
               ----------------
al Landlord in each case, (i) make or allow any assignment or transfer, by operation of law . or otherwise, of any part of Tenant's interest in this Lease,
(ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Landlord may withhold its consent to the assignment or sublease if Tenant is in default under this Lease or if the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord. Landlord will not otherwise unreasonably withhold its consent on any other basis to such an assignment or subletting. No consent granted by Landlord shall relieve Tenant of any of its obligations under this Lease, nor shall it be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. Notwithstanding the foregoing, provided Tenant is not in default under this Lease, upon 30 days prior written notice to Landlord, Tenant may, without Landlord's prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred, provided (x) such merger, consolidation or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant's leasehold estate, and (y) the assignee, transferee or successor entity has a net worth at least equal to the net worth of Tenant on the date of this Lease or immediately prior to such merger, consolidation or transfer, on which ever date Tenant's net worth is greater.

          B.   Procedure.  Tenant shall notify Landlord of any proposed
               ---------
assignment or sublease at least sixty (60) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

          C.   Chance of Management or Ownership.  Any transfer of the direct or
               ---------------------------------
indirect power to affect the management or policies of Tenant or direct or indirect change in 50% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

          D.   Excess Payments.  If Tenant shall assign this Lease or sublet any
               ---------------
part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

     18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

     19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one months Rent has been paid in advance, and that the non-certifying party has no claims or offsets against the requesting party.

     20.  SECURITY DEPOSIT.

          A. Tenant shall deposit with Landlord security for the performance of all of its obligation in the amount set forth initially in the Schedule and in the form set forth below. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) days after demand from Landlord either (i) reinstate the Letter of Credit (defined below) to its full amount, or (ii) restore the Security Deposit to its full amount, as the case may be. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return either all of the remaining Security Deposit or the Letter of Credit to Tenant. The

Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

          B. (1) The Security Deposit shall be initially in the form of an unconditional and irrevocable letter of credit (the "Letter of Credit"), which Letter of Credit shall (a) initially be in the amount as described in the Schedule above, (b) be in substantially the form attached hereto as Appendix F,
(c) name Landlord as its beneficiary, (d) expressly allow Landlord to draw upon it at any time or from time to time by delivering to the issuer written notice that Landlord has the right to draw thereunder, (e) be drawn on an FDIC-insured financial institution satisfactory to Landlord, and (f) be redeemable in the State of New York. If Landlord is not provided with a substitute Letter of Credit complying with all of the requirements hereof at least ten (10) days before the stated expiration date hereof, then Landlord shall have the right to draw under such Letter of Credit then held by Landlord and hold such funds as a Security Deposit in accordance with the terms of this Section 20. The Letter of Credit shall be delivered by Tenant to Landlord on or prior to the date of this Lease. The Letter of Credit shall be delivered by Tenant to Landlord on or prior to the date of this Lease.

               (2) The Letter of Credit shall remain in full force and effect until January 31, 2000, at which time (a) if Tenant has a net worth (as calculated according to "GAAP") of more than $100,000,000.00, no further Security Deposit shall be required and Landlord shall return the Letter of Credit to Tenant; and (b) if Tenant has a net worth (as calculated according to "GAAP") of less than $100,000,000.00, Tenant shall depositing with Landlord a cash Security Deposit equal to two (2) months of the then current Base Rent, Operating Cost Share Rent and Tax Share Rent and Landlord shall then return the Letter of Credit to Tenant.

          C. If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit, if held as cash, or Tenant will cause the issuance of a new Letter of Credit for the benefit of the transferee. Upon such transfer or return of the old Letter of Credit, Landlord shall have no further obligation to return the Letter of Credit to Tenant, and Tenant's right to the return of such Letter of Credit shall apply solely against Landlord's transferee.

     21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure").

     22.  Intentionally deleted.

     23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

          A.  Landlord.  To Landlord as follows:
              --------

     Teachers Insurance and Annuity          Teachers Insurance and Annuity
     Association of America                  Association of America
     c/o Office of the Building              730 Third Avenue
     Manager                                 New York, New York 10017
     200 North LaSalle Street                Attn: Vice President
     Chicago, Illinois 60601

or to such other person at such other address as Landlord may designate by notice to Tenant.

     B.   Tenant.  To Tenant at the address stated in the Schedule until Tenant
          ------
takes possession of the Premises, and thereafter at the Premises or such other address as Tenant may designate by notice to Landlord.

          Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

     24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

     25. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for Miglin-Beitler Management Corporation and any broker listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party with which Tenant has dealt for any payment of any kind in connection with this Lease.

     26.  MISCELLANEOUS.

          A.   Successors and Assigns.  Subject to the limits on Tenant's
               ----------------------
assignment contained in Section 14, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

          B.   Date Payments Are Due.  Except for payments to be made by Tenant
               ---------------------
under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten days of Tenant's receipt of Landlord's statement.

          C.  Meaning of "Landlord", "Re-Entry, "including" and "Affiliate".
              -------------------------------------------------------------
The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

          D.   Time of the Essence.  Time is of the essence of each provision of
               -------------------
this Lease.

          E.   No Option.  This document shall not be effective for any purpose
               ---------
until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

          F.   Severability.  The unenforceability of any provision of this
               ------------
Lease shall not affect any other provision.

          G.   Governing Law.  This Lease shall be governed in all respects by
               -------------
the laws of Illinois, without regard to the principles of conflicts of laws.

          H.   Lease Modification.  Tenant agrees to modify this Lease in any
               ------------------
way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

          I.   No Oral Modification.  No modification of this Lease shall be
               --------------------
effective unless it is a written modification signed by both parties.

          J.   Landlord's Right to Cure.  If Landlord breaches any of its
               ------------------------
obligations under this Lease, Tenant shall notify Landlord and shall take no action respecting such breach so long as Landlord immediately begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

          K.   Cautions.  The captions used in this Lease shall have no effect
               --------
on the construction of this Lease.

          L.   Authority.  Landlord and Tenant each represents to the other that
               ---------
it has full power and authority to execute and perform this Lease.

          M.   Landlord's Enforcement of Remedies.  Landlord may enforce any of
               ----------------------------------
its remedies under this Lease either in its own name or through an agent.

          N.   Entire Agreement.  This Lease, together with all Appendices,
               ----------------
constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

          O.   Landlord's Title.  Landlord's title shall always be paramount to
               ----------------
the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

          P.   Light and Air Rights.  Landlord does not grant in this Lease any
               --------------------
rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

          Q.   Consents.  Neither party shall unreasonably withhold or delay any
               --------
consent or approval required under this Lease, except as specifically permitted in this Lease.

          R.   Singular and Plural.  Wherever appropriate in this Lease, a
               -------------------
singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

          S.   No Recording by Tenant.  Tenant shall not record in any public
               ----------------------
records any memorandum or any portion of this Lease.

          T.   Exclusivity.  Landlord does not grant to Tenant in this Lease any
               -----------
exclusive right except the right to occupy its Premises.

          U.   No Construction Against Drafting Party.  The rule of construction
               --------------------------------------
that ambiguities are resolved against the drafting party shall not apply to this Lease.

          V.   Survival.  All obligations of Landlord and Tenant under this
               --------
Lease shall survive the termination of this Lease.

          W.   Rent Not Based on Income.  No rent or other payment in respect of
               ------------------------
the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

          X.   Building Manager and Service Providers.  Landlord may perform any
               --------------------------------------
of its obligations under this Lease through its employees, the building manager of the Project, or third parties hired by the Landlord or the building manager. Upon the request of Landlord, Tenant shall enter into a contract approved by Landlord as to form and content with the building manager of the Project or third parties designated by Landlord for the furnishing of such services, provided that no such contract shall require Tenant to make more payments or accept fewer services than Tenant is entitled to under this Lease.

          Y.   Interest on Late Payments.  Interest shall be paid by Tenant to
               -------------------------
Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(3).

     27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

     28.  HAZARDOUS SUBSTANCES.  Other than as provided for explicitly in
Section 6, Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented in writing to such storage or use in its sole discretion. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

     29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord.

     30.  BASE RENT.  Base Rent shall be in accordance with the following
Schedule:

Period                     Annual Base Rent            Monthly Base Rent
------                     ----------------            -----------------
                                                       (based on 10,236
                                                       square feet)
First Lease Year      $12.55 per rentable square       $10,705.15
                      foot

Second Lease Year     $12.80 per rentable square       $10,918.40
                      foot

Third Lease Year      $13.05 per rentable square       $11,131.65
                      foot

Fourth Lease Year     $13.30 per rentable square         $11,344.90
                      foot

Fifth Lease Year      $13.55 per rentable square         $11,558.15
                      foot

Sixth Lease Year      $13.80 per rentable square         $11,771.40
                      foot

Seventh Lease Year    $14.05 per rentable square         $11,984.65
                      foot

Eighth Lease Year     $14.30 per rentable square         $12,197.90
                      foot

Ninth Lease Year      $14.55 per rentable square         $12,411.15
                      foot

Tenth Lease Year      $14.80 per rentable square         $12,624.40
                      foot

          31. EXTENSION. Subject to Sections 31B and 31C below, the Term of this Lease may be extended, at the option of Tenant, for two (2) additional periods of five (5) years each (the "Renewal Terms"). The Renewal Terms shall be upon the same terms, covenants and conditions contained in this Lease, excluding the provisions of Section 30 and this Section 31 of the Lease and except for the amount of Base Rent payable during the Renewal Terms, and any reference in the Lease to the "Term" of the Lease shall be deemed to include the Renewal Terms and apply thereto, unless it is expressly provided otherwise. Tenant shall have no extension options beyond the two aforesaid five year extension options. Any termination of this Lease during the initial Term of this Lease shall terminate all rights under this Section 31.

          A. The initial Base Rent during the Renewal Terms shall be at a rate equal to the greater of (i) the Base Rent existing on the date Tenant delivers its initial non-binding notice, subject to escalation, and (ii) the then prevailing Market Rate (defined hereinafter) for fully credit-worthy tenants for comparable basement space in the Building and other comparable office buildings in the vicinity of the Building as reasonably determined by Landlord. Tenant's obligation to pay Operating Cost Share Rent and Tax Share Rent pursuant to
Section 2 of this Lease shall continue during the Renewal Terms.

          B. For purposes of this Lease, "Market Rate", as defined above, shall be determined as follows:

          (i) On or before five (5) days after the time at which Tenant must provide the Landlord with initial non-binding written notice under this Lease of its intent to exercise any of its rights to extend the Term of this Lease under this Section 31 or, on or before five (5) days after either Landlord or Tenant requests in writing a determination of Market Rate, which determination is required for purposes of enforcing any provision of this Lease, Landlord and Tenant shall commence negotiations to agree upon the Market Rate (to be multiplied by the rentable square feet in the Premises) applicable thereto. If the Landlord and Tenant are unable to reach agreement on the Market Rate within twenty-one (21) days after the date negotiations commenced, then the Market Rate shall be determined in accordance with Section 31B(ii) below.

          (ii) If the Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, the Landlord and Tenant shall each simultaneously submit to other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105) of the lower of such estimates then the Market Rate shall be the average of the two estimates. Otherwise, within five (5) days either the Landlord or Tenant may submit the question to arbitration in accordance with Section 31B(iii) below.

          (iii) If the Landlord and Tenant are unable to agree upon the Market Rate by exchange of estimates, then either may, by written notice of the other within five (5) days after the exchange of good faith estimates pursuant to Section 31B(ii) above, request to resolve the dispute by arbitration. Within seven (7) days after the receipt of such request, the parties shall select, as an arbitrator, a mutually acceptable independent MAI appraiser with experience in real estate activities, including at least five (5) years experience in appraising office space in the Chicago area (a "Qualified Appraiser"). If the parties cannot agree on a Qualified Appraiser, then within a second period of seven (7) days, each shall elect a Qualified Appraiser and within ten (10) days thereafter the two appointed Qualified Appraisers shall select a third Qualified Appraiser and the third Qualified Appraiser shall be the arbitrator and shall determine the Market Rate. If one party shall fail to make such appointment within said second seven (7) day period, then the Qualified Appraiser chosen by the other party shall be the sole arbitrator.

          (iv) Once the arbitrator has been selected as provided in Section 31B(iii) above, then, as soon thereafter as practicable but in any case within twenty-one (21) days, the arbitrator shall select one of the two estimates of Market Rate submitted by the Landlord and Tenant, which shall be the one that is closer to the fair market net rental value as determined by the arbitrator. The value so selected shall be the Market Rate. The decision of the arbitrator as to the Market Rate shall be submitted in writing to, and be final and binding on, the Landlord and Tenant. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons, including but not limited to, legal counsel, brokers, architects or engineers, to provide such expert advice. The party whose estimate is not chosen by the arbitrator shall pay the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any counsel or expert engaged directly by the Landlord or Tenant, however, shall be borne by the party obtaining such counsel or expert.

          C. Each option to extend shall be exercised by Tenant delivering an initial non-binding written notice to Landlord not less than twelve (12) full calendar months prior to the expiration of the initial Term of this Lease or first Renewal Term, as applicable. Thereafter, the Market Rate for the particular Renewal Term shall be calculated pursuant to Section 31B. Such calculation shall reflect the Market Rate that would be payable per annum for a term commencing on the first day of the Renewal Term with respect to which the calculation is being made, provided that such calculation shall be final and shall not be recalculated at the actual commencement of the Renewal Term (if any). Tenant shall give Landlord final binding written notice of intent to exercise its option to extend, if at all, no later than nine (9) months prior to the expiration of the initial Term or first renewal term, as applicable.

     D. Tenant's right to exercise its option to extend this Lease pursuant to this Section 31, is subject to the following conditions: (i) that on the date that Tenant delivers its final binding written notice of its election to exercise its option to extend, Tenant is not in default under any of the terms, covenants or conditions of this Lease, after the expiration of any applicable notice and cure periods, and (ii) that Tenant shall not have assigned this Lease or sublet the Premises at any time during the period commencing with the date that Tenant delivers its final binding written notice to Landlord of its exercise of such option to extend and ending on the commencement date of the Renewal Term, or at any time prior to such period, if such assignment or sublease extends into such period.

     E. If Tenant fails to give its initial non-binding written notice of intent or its final binding written notice of intent to exercise its option to extend when due as provided in this Section 31, Tenant will be deemed to have waived such option to extend.

     32.  TENANT'S IMPROVEMENTS PRIOR TO THE COMMENCEMENT DATE.

          A. Tenant shall be obligated to improve the Premises, at its own cost, in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld (such improvements are referred to herein as the "Tenant's Improvements"). Tenant hereby agrees that such Tenant's Improvements shall be completed on or before 120 days from the date Landlord releases the Premises to Tenant (the "Completion Date"). The "Commencement Date" of this Lease shall be the earlier of (i) the date Tenant begins operating its business or (ii) on the Completion Date. Tenant hereby agrees that the plans and specifications for the Tenant's Improvements shall comply with all applicable statutes, ordinances, regulations, laws and codes. Landlord's approval of any of such plans and specifications (or any modifications or changes thereto) shall not impose upon Landlord or its agents or representatives any obligation with respect to the design of the Tenant's Improvements or with respect to the compliance of such Tenant's Improvements and/or the plans and specifications therefor with applicable laws, codes, ordinances and regulations, it being expressly understood that the obligation with respect to the design of the Tenant's Improvements and its compliance with applicable laws, codes, ordinances and regulations rests with the Tenant and the party responsible for preparing such plans and specifications.

          All such Tenant's Improvements shall comply with all insurance requirements and with all applicable laws, ordinances and regulations. All Tenant's Improvements shall be constructed in a good and workmanlike manner, and only good grades of material shall be used. All Tenant's Improvements shall be performed in such a fashion and by such means as necessary to maintain a professional work environment in the areas surrounding the space to be improved. Tenant shall only use labor that will work in peace and harmony with other contractors and workers serving the Building in constructing Tenant's Improvements. Tenant shall use reasonable efforts to avoid actions which may unreasonably interfere with or delay the activities of other contractors serving the Building and other tenants. Tenant shall permit Landlord to observe and monitor all Tenant's Improvements.

          Landlord's permitting Tenant and its agents and contractors to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant's use and occupancy shall constitute a license only.

          Landlord shall have the right to withdraw such license for any reason upon twenty-four (24) hours' written notice to Tenant. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date. Tenant shall protect defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease.

                         LANDLORD:

                         TEACHERS INSURANCE AND ANNUITY
                         ASSOCIATION OF AMERICA, a New York corporation


                         By: /s/ S. Marc Flannery
                            -------------------------------------------
                         Print Name: S. Marc Flannery
                                    -----------------------------------
                         Print Title: Assistant Secretary
                                     ----------------------------------


                         TENANT:

                         FOCAL COMMUNICATIONS CORPORATION,
                          a Delaware corporation


                         By:  /s/ Brian F. Addy
                             ------------------------------------------
                         Print Name: Brian F. Addy
                                    -----------------------------------
                         Print Title: Executive Vice President
                                     ----------------------------------

                                  APPENDIX A

                             PLAN OF THE PREMISES

                                   (Graphic)


                                  APPENDIX A

                                 APPENDIX A-1

                             LOCATION OF GENERATOR

                                   (Graphic)


                                 APPENDIX A-1

                                  APPENDIX B

                               CLEANING SCHEDULE

     Landlord shall furnish janitorial service as described below:

                                     DAILY
                                     -----

     Sweep, dry mop (using treated mops), or vacuum all floor areas (moving light furniture) of resilient wood or carpet, remove matter such as gum and tar which has adhered to the floor.

     Empty and damp wipe all ashtrays and waste baskets and remove all trash.

     Dust all horizontal surfaces with treated dust cloth, including furniture, files, equipment, blinds, and louvers that can be reached without a ladder.

     Damp wipe all telephones, including dials and crevices.

     Spot wash to remove smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

     Wash and disinfect water fountains and water coolers.

     Damp mop all non-resilient floors such as concrete, terrazzo and ceramic tile.

     Empty all waste containers.

     Dust and rub down elevator doors, walls, and metal work in elevator cabs.

                                  TOILET ROOMS
                                  ------------

     Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors using detergent disinfectant and water. Damp wipe all ledges, toilet stalls and doors, spot clean light switchers, doors and walls.

     Clean toilets and urinals with detergent disinfectant, beginning with seats and working down. Pour one ounce of bowl cleaner into urinal after cleaning and do not flush.

     Furnish and refill all soap, toilet, sanitary napkin and towel dispensers.

     Clean all baseboards.


                                  APPENDIX B

     Damp mop floors using detergent disinfectant.

                                     WEEKLY
                                     ------

     Wash all directory board, display, entry door and side light glass, as necessary.

     Spot clean carpet stains.

     Spot wash interior partition glass and door glass to remove all smudge marks and finger marks from doors, partitions, woodwork, window ledges and window mullions.

                                    MONTHLY
                                    -------

     Sweep stairwells and landings.

     Wash all uncarpeted areas.

     High dust all horizontal and vertical surfaces not reached in nightly cleaning, such as pipes, light fixtures, door frames, picture frames and other wall hangings.

                                   QUARTERLY
                                   ---------

     Vacuum all ceilings and wall air supply and exhaust diffusers or grills.

     Wash all stairwell landings and treads.

     Clean exterior windows of the building, weather permitting.

     Scrub, wax and buff all tile areas.


                                  APPENDIX B

                                  APPENDIX C

                             RULES AND REGULATIONS

     1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

     2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

     3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invites of Tenant shall go upon the roof of the Project.

     4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

     5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

     6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any public law, ordinance or governmental regulation or which may be dangerous to persons or property.

     7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed

                                  APPENDIX C
hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

     8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced, except that Tenant may control the location and type of wiring to the extent Tenant requires unique wiring in connection with its operating a telephone company. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     9. No additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant. In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

     10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

     11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

     12. Tenant shall cause all doors to the Premises to be closed and securely locked and shall turn off all utilities, lights and machines before leaving the Project at the end of the day.

     13. Without the prior written consent of Landlord, Tenant shall not use the name of the Project or any picture of the Project in connection with, or in promoting or advertising the business of, Tenant, except Tenant may use the address of the Project as the address of its business.

     14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

                                  APPENDIX C

     15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

     16. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

     17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

     18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

     19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

     Accordingly:

          (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

          (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

          (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith.

     20. Tenant shall not do or permit the manufacture, sale, purchase, use or gift of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

     21.  Tenant shall not disturb the quiet enjoyment of any other tenant.

     22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole

                                  APPENDIX C
responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

     23. Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

     24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

     25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

     26. Tenant shall not install or operate any phonograph, musical or sound producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord. The use thereof, if permitted, shall be subject to control by Landlord to the end that others shall not be disturbed.

     27.  Tenant shall promptly remove all rubbish and waste from the Premises.

     28. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in Section 6 of this Lease, without the prior written consent of Landlord.

     29. Tenant shall list all furniture, equipment and similar articles Tenant desires to remove from the Premises or the Building and deliver a copy of such list to Landlord and procure a removal permit from the Office of the Building authorizing Building employees to permit such articles to be removed.

     30. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

                                  APPENDIX C

     31. Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

     32. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole judgment.

     33. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

                                  APPENDIX C

                                   APPENDIX D

                            [Intentionally Deleted]

                                  APPENDIX D

                                  APPENDIX E

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT
                   -----------------------------------------

None.

                                  APPENDIX E
                                  Page 1 of 1